CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                                 Cambridge, Ohio

                              FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                                 Cambridge, Ohio

                              FINANCIAL STATEMENTS
                           December 31, 2002 and 2001











                                    CONTENTS






REPORT OF INDEPENDENT AUDITORS ........................................    1


FINANCIAL STATEMENTS

     STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS ..................    2

     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS ........    3

     NOTES TO FINANCIAL STATEMENTS ....................................    4


SUPPLEMENTAL INFORMATION

     SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)....   10

                         REPORT OF INDEPENDENT AUDITORS


Trustees
Camco Financial & Subsidiaries
  Salary Savings Plan
Cambridge, Ohio

We have audited the accompanying statements of net assets available for benefits of the Camco Financial & Subsidiaries Salary Savings Plan as of December 31, 2002 and 2001 and the related statement of changes in net assets available for benefits for the year ended December 31, 2002. These financial statements are the responsibility of the plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2002 and 2001, and the changes in net assets available for benefits for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of Schedule H, Line 4i - Schedule of Assets (Held At End Of Year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                       /s/Crowe, Chizek and Company LLP

Columbus, Ohio
February 6, 2003

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                                                                            1.

                        CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN

                  STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           December 31, 2002 and 2001
 ------------------------------------------------------------------------------


                                                                                      2002               2001
ASSETS
Investments (Note 4)                                                               $8,849,825        $8,601,589

Receivables
     Employee contribution                                                             25,451            23,067
     Employer matching contribution                                                    13,059            12,034
     Employer profit sharing contribution                                              86,944            72,209
                                                                                    ---------         ---------
                                                                                      125,454           107,310
                                                                                    ---------         ---------
NET ASSETS AVAILABLE FOR BENEFITS                                                  $8,975,279        $8,708,899
                                                                                    =========         =========






































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                 See accompanying notes to financial statements.

                                                                            2.

                        CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          Year ended December 31, 2002
------------------------------------------------------------------------------
Additions to net assets attributed to
     Net depreciation in fair value of investments (Notes 2 and 4)                                $ (517,315)
     Interest and dividends                                                                          208,188
                                                                                                   ---------
                                                                                                    (309,127)
     Contributions
         Employer                                                                                    387,550
         Participants                                                                                596,018
         Rollovers                                                                                   365,613
                                                                                                   ---------
                                                                                                   1,349,181
                                                                                                   ---------
              Total additions                                                                      1,040,054

Deductions from net assets attributed to
     Administrative expenses                                                                          37,117
     Benefits paid to participants                                                                   736,557
                                                                                                   ---------
              Total deductions                                                                       773,674

Net increase                                                                                         266,380

Net assets available for benefits
     Beginning of year                                                                             8,708,899
                                                                                                   ---------

     End of year                                                                                  $8,975,279
                                                                                                   =========






















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                 See accompanying notes to financial statements.

                                                                            3.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001
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NOTE 1 - DESCRIPTION OF PLAN

The following description of the Camco Financial & Subsidiaries Salary Savings Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

General: The Plan is a defined-contribution plan covering all employees of Camco Financial & Subsidiaries and related subsidiaries, collectively referred to as the "Company." The Plan requires employees to complete one year of service (1,000 hours or more) to participate in the Plan. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions: Each year, participants may contribute up to 15% of their pretax annual compensation to the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. The Company makes a matching contribution equal to 100% of 401(k) deferrals made up to the first 3% of base compensation and 50% of 401(k) deferrals from 3.01% to 5% of base compensation. The Company may make an additional employer discretionary contribution. Contributions are subject to certain Internal Revenue Code ("IRC") limitations.

Investment Options: The Plan allows participants to direct the investment of their plan assets, including half of their employer discretionary and all of their employer matching contributions, among several different investment options offered by the Plan. The other half of the employer discretionary contribution is trustee directed and invested solely in Camco Financial Corporation common stock.

Participant Accounts: Each participant's account is credited with the participant's own contribution, and an allocation of (a) the Company's contributions and (b) investment income. Allocation of the Company's contributions and investment income is based upon participants' compensation and account balances, respectively. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Retirement, Death, and Disability: A participant is entitled to 100% of his or her account balance upon retirement (at normal retirement age), death, or disability.

Forfeited Accounts: Forfeitures of terminated participants' nonvested employer profit sharing accounts are reallocated to all eligible participants.





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                                   (Continued)

                                                                            4.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001
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NOTE 1 - DESCRIPTION OF PLAN (Continued)

Vesting: Participants are immediately vested in their own 401(k) contributions, employer matching contributions made after December 31, 1997 and any Pension Plan rollovers, plus actual earnings thereon. Vesting in the remainder of their account is based on years of credited service. A participant is 100% vested after six years of credited service in accordance with the table below:

          Years of Service                                     % Vested

                 1                                                 0
                 2                                                20
                 3                                                40
                 4                                                60
                 5                                                80
                 6                                               100

Payment of Benefits: Upon termination of service, a participant may elect to receive payment of their vested benefits, either as a lump-sum payment or as a series of installment payments.

Loan Provisions: The Plan provides that participants can borrow funds against their vested account balance. These loans are limited to the lesser of $50,000 or 50% of the participant's vested account balance. The loan must be repaid within five years, and the loan must bear interest at a reasonable rate.


NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

The principles and policies that significantly affect the determination of net assets available for benefits and results of operations are summarized below.

Accounting Method: The accounting principles followed by the Plan conform to accounting principles generally accepted in the United States of America. The financial statements were prepared using the accrual method of accounting.

Income and Expense Recognition: Investment income includes dividends, interest, gains or losses realized on the sale of plan assets and unrealized gains and losses of assets held the entire plan year. Employer and employee contributions and expenses payable are recognized on the accrual method. Benefits to participants are recorded when paid.


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                                   (Continued)

                                                                           5.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001
------------------------------------------------------------------------------


NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Valuation of Investments: Quoted market prices are used to value the Plan's investments in mutual funds and common stock. Participant loans are carried at their outstanding principal balance, which approximates fair value. The Plan's investment in the common/collective investment fund is valued based upon the Plan's proportional share of the common/collective fund's underlying asset which is another common/collective fund. The underlying common/collective fund is valued based upon the fair market value of the fund's underlying assets.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures and actual results could differ from those estimates. It is at least reasonably possible that a significant change may occur in the near term for the estimates of investment valuation.

Risk and Uncertainties: The Plan provides for various investment options including any combination of mutual funds, Camco Financial common stock, common/collective funds and other investment securities. The underlying investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statement of net assets available for benefits and participants' individual account balances.


NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and its related regulations. In the event of a plan termination, participants will become 100% vested in their accounts.















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                                   (Continued)

                                                                           6.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001
------------------------------------------------------------------------------


NOTE 4 - INVESTMENTS

The following table presents investments that represent 5% or more of the Plan's net assets.

                                                                                           December 31,
                                                                                      2002               2001
Investments at fair value as determined by quoted market prices
     Mutual funds
         Dreyfus Founders Discovery Fund                                           $  421,725        $  557,857
         Gabelli Growth Fund                                                          542,536           765,497
         Neuberger Berman  Genesis Trust Fund                                         582,134           387,757
         Scudder Growth & Income Fund                                                 792,498         1,003,790
     Common/collective funds
         MCM Stable Value Portfolio                                                   621,981           547,934
     Common stock
         Camco Financial & Subsidiaries                                             3,686,549         3,454,084
         Camco Financial & Subsidiaries *                                             409,652           350,712

* Nonparticipant directed investment

During 2002, the Plan's investments earned interest and dividend income of $208,188.

Also during 2002, the Plan's investments (including investments bought and sold, as well as held during the year) depreciated in value by $517,315 for the year ended December 31, 2002 as follows:

         Mutual funds                                            $(1,001,112)
         Common/collective fund                                       30,999
         Common stock                                                452,798

                                                                 $  (517,315)
















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                                   (Continued)

                                                                           7.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001
------------------------------------------------------------------------------


NOTE 5 - NONPARTICIPANT - DIRECTED INVESTMENTS

Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments is as follows.

                                                     December 31,
                                                2002               2001
     Net assets:
         Common stock                         $409,652           $350,712

                                                               Year  ended
                                                            December 31, 2002
     Changes in net assets
         Contributions                                             $36,793
         Loan principal payments                                       751
         Dividends and Interest                                     15,275
         Net appreciation                                           44,314
         Benefits paid to participants                             (33,117)
         Participant loans issued                                   (5,058)
         Administrative expenses                                       (18)
                                                                    ------
                                                                   $58,940
                                                                    ======


NOTE 6 - RELATED PARTY TRANSACTIONS

Parties-in-interest are defined under DOL regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer, and certain others. The Company pays certain administrative fees on behalf of the Plan. Fees paid by the Plan for investment management services amounted to $37,117 for the year ended December 31, 2002.

The Plan held the following party-in-interest investments (at fair value) at December 31, 2002 and 2001:

                                                                               2002             2001
      Camco Financial & Subsidiaries common stock                          $4,096,201        $3,806,724
      CitiStreet S&P 500 Fund                                                  24,627                --






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                                   (Continued)

                                                                          8.

                        CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001
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NOTE 7 - TAX STATUS

The Internal Revenue Service has determined and informed the Plan by a letter dated August 9, 1995 that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been restated in its entirety using a non-standardized prototype plan document sponsored by Travelers Insurance Company since receiving the favorable determination letter. However, the plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

The Plan Document is in the process of being restated for recent law changes.

NOTE 8 - TERMINATED PARTICIPANTS

Included in net assets available for benefits are amounts allocated to individuals who have elected to withdraw from the Plan, but have not been paid. As of December 31, 2002 and 2001, amounts allocated to these individuals totaled $404 and $7,326, respectively.
































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                                   (Continued)

                                                                          9.

                            SUPPLEMENTAL INFORMATION

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                    SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS
                              (HELD AT END OF YEAR)
                                December 31, 2002

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Name of plan sponsor:  Camco Financial & Subsidiaries
Employer identification number:  51-0110823
Three-digit plan number:  002

                                                            (c)
                                                      Description of
                                                    Investment Including
                 (b)                               Maturity Date, Rate of                               (e)
      Identity of Issuer, Borrower                 Interest, Collateral, Par            (d)           Current
(a)     Lessor, or Similar Party                     or Maturity Value                  Cost           Value
*    Camco Financial & Subsidiaries                   Common stock,
                                                      287,765 shares                   2,791,264      $4,096,201
     Dreyfus Founders Balanced Fund                   Mutual Fund                              @         271,502
     Dreyfus Founders Discovery Fund                  Mutual Fund                              @         421,725
     Gabelli Growth Fund                              Mutual Fund                              @         542,536
     Janus Twenty Fund                                Mutual Fund                              @         338,047
     Loomis Sayles Bond Fund                          Mutual Fund                              @          79,399
     MCM Stable Value Portfolio                       Common/Collective
                                                        Fund                                   @         621,981
     Neuberger Berman Genesis Trust                   Mutual Fund                              @         582,134
     Pilgrim GNMA Income Fund                         Mutual Fund                              @         101,076
     Scudder Growth & Income Fund                     Mutual Fund                              @         792,498
     Scudder International Fund                       Mutual Fund                              @         352,018
     Stein Roe Intermediate Bond Fund                 Mutual Fund                              @         193,461
     Warburg Pincus Global Fixed-Income Fund          Mutual Fund                              @         118,221
     Dreyfus Premier Core Value Fund                  Mutual Fund                              @          83,997
     JP Morgan Fleming Emerging Markets               Mutual Fund                              @         102,861
*    CitiStreet S&P 500 Fund                          Mutual Fund                              @          24,627
*    Participant notes                                Bearing interest at 6.75% to 11.5%       -         127,541
                                                                                                       ---------

                                                                                                      $8,849,825
                                                                                                       =========


*  Denotes party-in-interest
@ Participant-directed investment. Cost basis disclosure is not required.

















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                                                                          10.